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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-44141, Form S-3 No. 333-40451, Form S-8 dated October 9, 1997,
Form S-3 No. 333-78061, Form S-8 No. 333-82513, Form S-8 No. 333-44326 and Form
S-3 No. 333-49418) of Arden Realty, Inc. and in the related Prospectuses of our report dated January 30, 2001, with respect to the consolidated financial statements of Arden Realty, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                            /s/ ERNST & YOUNG LLP

Los Angeles, California
March 29, 2001